Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Second Quarter Fiscal 2021 Financial Results

Fiscal Q2 Revenue up 53% and Company Returns to Profitability

Westminster, MA – November 12, 2020 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry-leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense and precision industrial sectors, today reported financial results for the second fiscal quarter ended September 30, 2020. Fiscal 2021 second quarter sales were $4.7 million compared to $3.1 million in the second quarter of fiscal 2020. The Company recorded net income of $271,000 in the second quarter of fiscal 2021, compared to net loss of $291,000 in the second quarter of fiscal 2020.

“Our results for the second quarter were highlighted by strong revenue and a favorable project mix which drove improved gross margins and higher net income,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “This outcome resulted in an overall improvement in reported financial results for the first six months of fiscal 2021 when compared to the same period in the prior year. We expect to carry these improvements in revenues and margins into the remainder of fiscal 2021.”

“The Company’s sales order backlog was $14.8 million on September 30, 2020,” stated Mr. Shen. “We continue to replenish backlog as we booked over $5.1 million of new orders in the second quarter and see significant opportunities with our customers.”

Second Quarter of Fiscal 2021 Financial Results

•	Net sales were $4.7 million or 53% higher when compared to $3.1 million in the same quarter a year ago.
•	Gross profit was $1.1 million, up by $0.7 million from the same quarter last year.
•	Gross margin was 23.9%, up from 13.5% in the second quarter of fiscal 2020 due to favorable project mix.
•	Operating income was $433,000, compared to operating loss of $327,000 in the same period a year ago.
•	Net income was $271,000, compared to net loss of $291,000 for the same period a year ago.
•	EBITDA, a non-GAAP financial measure, was $604,000 for the second quarter of fiscal 2021, an increase of $739,000 from the same period a year ago.

Six Months of Fiscal 2021 Financial Results

•	Net sales were $8.0 million or 8% higher when compared to $7.4 million in the same period a year ago.
•	Gross profit was $1.8 million, up 20% when compared to the same period last year.
•	SG&A was $1.5 million, unchanged from the same period last year.
•	Operating income for the six-month period was $336,000 compared to operating income of $41,000 in the same period a year ago.
•	Net income of $155,000 was $225,000 higher when compared to the net loss a year ago.
•	EBITDA was $678,000 compared to $442,000 in the same period a year ago.

Financial Position

At September 30, 2020, TechPrecision had $1.1 million in cash and cash equivalents, an increase of $0.2 million since March 31, 2020.

On May 8, 2020, the Company issued a promissory note evidencing an unsecured loan in the amount of $1.3 million under the Paycheck Protection Program, or the PPP. The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act and is administered by the U.S. Small Business Administration. The loan was made through Berkshire Bank, and the Company received $1.3 million of proceeds on May 11, 2020.

Working capital was $7.1 million compared to working capital of $5.6 million at March 31, 2020. The Company has access to additional capital via the existing revolver loan should management determine it needs to bolster liquidity as the Company manages through the effects of the pandemic.

Acquisition of Stadco

On October 16, 2020, TechPrecision Corporation entered into a stock purchase agreement to acquire all of the issued and outstanding capital stock of Stadco, a California corporation in the business of manufacturing high-precision parts, assemblies and tooling for aerospace, defense, research and commercial customers. As consideration, the Company will issue 1,000,000 shares of the Company’s common stock. The Company and Stadco are working with creditors of Stadco to substantially reduce the approximately $14 million of Stadco liabilities that would otherwise be added to the consolidated balance of the combined company after closing. Reaching agreements with these creditors to the satisfaction of the Company is required for the closing of the deal to occur. The Company expects that a percentage of these liabilities will be satisfied in part or full through the issuance of additional shares of the Company’s common stock.

As due diligence and negotiations are currently on-going, at this time the Company will not make any further comments regarding Stadco.

COVID-19 Update

At the end of March of 2020, the outbreak of coronavirus (COVID-19) had spread worldwide as a pandemic. The full extent of the outbreak, related business and travel restrictions and changes to social behavior intended to reduce its spread remain uncertain as the health crisis continues to evolve in the U.S. and abroad. The directives imposed by federal, state and local governments did not impair our ability to maintain operations during the second quarter of fiscal 2021 as the Company was designated an “Essential Service.” However, the pandemic has negatively affected the Company’s customers, suppliers and labor force, resulting in a number of inspection and approval delays for certain projects caused by new or enhanced mandated safety precautions. Accordingly, as conditions continue to change as a result of the COVID-19 outbreak, the impact on our operations and financial results for the remainder of fiscal 2021 remains uncertain.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on November 12, 2020. To participate in the live conference call, please dial 1-877-876-9174 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-785-424-1669. When prompted, reference TechPrecision.

The call will also be available over the Internet and accessible at: https://www.webcaster4.com/Webcast/Page/2198/38514.

A replay will be available until November 26, 2020. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 38514.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiary, Ranor, Inc., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors, including the COVID-19 pandemic, that may be outside of our control; the impacts of the COVID-19 pandemic and government-imposed lockdowns in response thereto; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; operating in a single geographic location; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; general industry and market conditions and growth rates; general economic conditions; the risk that the proposed acquisition of Stadco may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of Company’s common stock; the failure of either party to satisfy any of the conditions to the consummation of the proposed acquisition of Stadco and uncertainties as to the timing of the consummation of the proposed acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the securities purchase agreement governing the acquisition; the effect of the announcement or pendency of the proposed acquisition on the Company’s business relationships, operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed acquisition; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

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TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,091,613	$930,856
Accounts receivable, net	1,378,617	990,300
Contract assets	5,980,533	4,504,621
Raw materials	517,681	561,572
Work-in-process	573,475	656,041
Other current assets	285,304	606,151
Total current assets	9,827,223	8,249,541
Property, plant and equipment, net	4,198,417	4,182,861
Deferred income taxes	2,041,538	2,115,480
Other noncurrent assets, net	10,056	32,600
Total assets	$16,077,234	$14,580,482

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$210,373	$185,065
Accrued expenses	1,664,732	1,554,524
Contract liabilities	636,195	805,049
Current portion of long-term debt	258,780	109,829
Total current liabilities	2,770,080	2,654,467
Long-term debt	3,571,354	2,456,560
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, 29,498,662 and 29,354,594 shares issued and outstanding, at September 30, 2020 and March 31, 2020	2,949	2,935
Additional paid in capital	8,905,965	8,793,062
Accumulated other comprehensive income	20,586	21,688
Retained earnings	806,300	651,770
Total stockholders’ equity	9,735,800	9,469,455
Total liabilities and stockholders’ equity	$16,077,234	$14,580,482

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Net sales	$4,713,933	$3,074,076	$7,996,458	$7,408,344
Cost of sales	3,585,073	2,660,558	6,170,584	5,885,325
Gross profit	1,128,860	413,518	1,825,874	1,523,019
Selling, general and administrative	696,016	740,967	1,489,378	1,482,380
Income (loss) from operations	432,844	(327,449)	336,496	40,639
Other income	804	1,448	1,456	20,878
Interest expense	(51,582)	(72,596)	(109,480)	(149,119)
Total other expense, net	(50,778)	(71,148)	(108,024)	(128,241)
Income (loss) before income taxes	382,066	(398,597)	228,472	(87,602)
Income tax expense (benefit)	111,302	(107,576)	73,942	(17,358)
Net income (loss)	$270,764	$(291,021)	$154,530	$(70,244)
Other comprehensive loss, before tax:
Foreign currency translation adjustments	$(1,005)	$(159)	$(1,102)	$(338)
Other comprehensive loss, net of tax	$(1,005)	$(159)	$(1,102)	$(338)
Comprehensive income (loss)	$269,759	$(291,180)	$153,428	$(70,582)
Net income (loss) per share basic	$0.01	$(0.01)	$0.01	$(0.00)
Net income (loss) per share diluted	$0.01	$(0.01)	$0.01	$(0.00)
Weighted average number of shares outstanding: Basic	29,431,629	29,254,594	29,395,791	29,254,048
Diluted	30,987,233	29,254,594	31,002,130	29,254,048

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$154,530	$(70,244)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	339,232	380,030
Amortization of debt issue costs	31,086	20,770
Stock based compensation expense	112,917	61,250
Change in contract loss provision	(49,553)	186,603
Deferred income taxes	73,942	(17,358)
Changes in operating assets and liabilities:
Accounts receivable	(388,317)	183,602
Contract assets	(1,475,912)	801,811
Inventories	126,457	(662,650)
Other current assets	320,847	(121,774)
Accounts payable	25,308	174,311
Accrued expenses	158,791	(73,954)
Contract liabilities	(168,854)	75,438
Net cash (used in) provided by operating activities	(739,526)	937,835
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(354,788)	(11,544)
Net cash used in investing activities	(354,788)	(11,544)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issue costs	(8,282)	(5,835)
Proceeds from payroll protection program	1,317,100	--
Proceeds from revolver loan	1,000,000	--
Repayment of revolver loan	(1,000,000)	--
Repayment of long-term debt	(53,614)	(402,889)
Net cash provided by (used in) financing activities	1,255,204	(408,724)
Effect of exchange rate on cash and cash equivalents	(133)	299
Net increase in cash and cash equivalents	160,757	517,866
Cash and cash equivalents, beginning of period	930,856	2,036,646
Cash and cash equivalents, end of period	$1,091,613	$2,554,512

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Income (Loss)

The following table provides a reconciliation of EBITDA to net income (loss), the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements:

	Three Months ended September 30,			Six Months ended September 30,
(dollars in thousands)	2020	2019	Change	2020	2019	Change
Net income (loss)	$271	$(291)	$562	$155	$(70)	$225
Income tax expense (benefit)	111	(107)	218	74	(17)	91
Interest expense (1)	52	73	(21)	110	149	(39)
Depreciation	170	190	(20)	339	380	(41)
EBITDA	$604	$(135)	$739	$678	$442	$236

(1)	Includes amortization of debt issue costs.

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